UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2023 (February 11, 2023)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition; Transition Agreement and General Release

On February 11, 2023, it was determined that David Khani, the Chief Financial Officer of EQT Corporation (the “Company”), would transition from the Company and will cease to serve as Chief Financial Officer of the Company, effective on such future date as designated by the Company and communicated to Mr. Khani (the “Transition Date”). Mr. Khani will continue to serve in the role of Chief Financial Officer and as the Company’s principal financial officer until the Transition Date. From the Transition Date until such date on or after July 31, 2023 as designated by the Company and communicated to Mr. Khani (the “Separation Date”), Mr. Khani will remain employed with the Company and will be available to provide certain transition services in connection with the identification and appointment of his successor. Mr. Khani’s employment with the Company will end on the Separation Date. So long as, prior to the Separation Date, Mr. Khani does not resign and his employment is not terminated for “cause,” on the Separation Date, his employment will be terminated by the Company without “cause” and he will receive the payments and benefits described below.

The Company and Mr. Khani have entered into a Transition Agreement and General Release (the “Transition Agreement”) dated February 11, 2023. Pursuant to the terms of the Transition Agreement, Mr. Khani will be eligible to receive the payments and benefits provided in Section 3 of his Confidentiality, Non-Solicitation and Non-Competition Agreement with the Company dated as of January 3, 2020 (the “Non-Compete Agreement”), except that his equity awards granted in 2023 will be treated as described below. Specifically, so long as, prior to the Separation Date, Mr. Khani does not resign and his employment is not terminated for “cause,” on the Separation Date, Mr. Khani’s employment will be terminated by the Company without “cause” and, subject to the terms and conditions of the Transition Agreement, he will receive the following payments and benefits: (a) a cash payment equal to $2,624,494.60, which consists of the sum of: (i) 24 months of Mr. Khani’s base salary (in the event the Separation Date occurs prior to July 31, 2023, to be increased by the amount of base salary Mr. Khani would have been paid through July 31, 2023), (ii) two times the average annual incentive payment earned by Mr. Khani under the Company’s Short-Term Incentive Plan for 2020, 2021 and 2022, (iii) 12 times the monthly COBRA premiums for family coverage under the Company’s group health plan (in the event the Separation Date occurs prior to July 31, 2023, to be increased by the value of COBRA premiums for the number of days between the Separation Date and July 31, 2023), and (iv) $25,000, which will be payable in a single lump sum within 60 days following the Separation Date, less applicable taxes and withholdings, and (b) with respect to the outstanding equity awards held by Mr. Khani, (i) accelerated vesting of all (or, in the case of awards granted in 2023, a pro-rata portion) of his outstanding unvested restricted stock unit awards, with shares in respect of such awards to be issued within 60 days following the Separation Date, and (ii) continued vesting of all (or, in the case of awards granted in 2023, a pro-rata portion) of his outstanding unvested performance share unit awards, to the same extent as if Mr. Khani’s employment had not terminated on the Separation Date and subject to achievement of the applicable performance criteria, with shares in respect of such awards to be issued at the same time as performance share unit awards held by other active participants in the applicable program are settled. For equity awards granted to Mr. Khani in 2023, the applicable pro-rata portion will be calculated based on the number of days from the applicable grant date to the Separation Date (or, if the Separation Date occurs prior to July 31, 2023, the number of days from the applicable grant date to July 31, 2023).

The payments and benefits described above are subject to Mr. Khani’s re-execution and non-revocation of the Transition Agreement (including a comprehensive release of claims in favor of the Company and its affiliates) on or after the Separation Date and his compliance with his obligations under the Transition Agreement and the Non-Compete Agreement.

The foregoing description of the Transition Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 13, 2023, the Company issued a news release relating to the matter described above in Item 5.02. A copy of the Company’s news release is attached hereto and furnished as Exhibit 99.1 and is incorporated in this report by reference.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Transition Agreement and General Release, dated February 11, 2023.

99.1	News Release, dated February 13, 2023, issued by EQT Corporation (furnished solely for purposes of Item 7.01 of this Form 8-K).

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: February 13, 2023	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President, General Counsel and Corporate Secretary